SCHEDULE 99.1

SCHEDULE 99.1 TO TABLES I AND II

Name and Address of Reporting Person (1)	Designated Reporter (1)	Transaction Date	Deemed Execution Date, if any	Issuer Name, Ticker or Trading Symbol	Title of Security	Amount of Securities Beneficially Owned following report (1)	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership (1)	Disclaims Pecuniary Interest
J.P. Morgan Capital, L.P. c/o J.P. Morgan Partners, LLC 270 Park Avenue New York, NY 10017	CBCI, L.P.	April 20, 2007	N/A	SunCom Wireless Holdings (SWSH.OB)	Class A Common Stock	See Table I Row 2	D	See Explanatory Note 2 Below	No
J.P. Morgan Capital Management Company, L.P. c/o J.P. Morgan Partners, LLC 270 Park Avenue New York, NY 10017	CBCI, L.P.	April 20, 2007	N/A	SunCom Wireless Holdings (SWSH.OB)	Class A Common Stock	See Table I Row 2	I	See Explanatory Note 3 Below	No
J.P. Morgan Capital Management Company L.L.C. c/o J.P. Morgan Partners, LLC 270 Park Avenue New York, NY 10017	CBCI, L.P.	April 20, 2007	N/A	SunCom Wireless Holdings (SWSH.OB)	Class A Common Stock	See Table I Row 2	I	See Explanatory Note 3 Below	No
CBCI, L.P. c/o J.P. Morgan Partners, LLC 270 Park Avenue New York, NY 10017	CBCI, L.P.	April 20, 2007	N/A	SunCom Wireless Holdings (SWSH.OB)	Class A Common Stock	See Table I Row 1	D	See Explanatory Note 4 Below	No
J.P. Morgan SBIC (23A SBIC Manager), Inc. c/o J.P. Morgan Partners, LLC 270 Park Avenue New York, NY 10017	CBCI, L.P.	April 20, 2007	N/A	SunCom Wireless Holdings (SWSH.OB)	Class A Common Stock	See Table I Row 1	I	See Explanatory Note 5 Below	No
Sixty Wall Street Fund, L.P. c/o J.P. Morgan Partners, LLC 270 Park Avenue New York, NY 10017	CBCI, L.P.	April 20, 2007	N/A	SunCom Wireless Holdings (SWSH.OB)	Class A Common Stock	See Table I Row 3	D	See Explanatory Note 6 Below	No

Explanatory Notes:

1)
The Designated Reporter is executing this report on behalf of all Reporting Persons, each of whom has authorized it to do so. Each of the Reporting Persons disclaims beneficial ownership of the Issuer’s securities to the extent it exceeds such Person’s pecuniary interest therein.

2)	The amounts shown represent the beneficial ownership of the Issuer’s securities by J.P. Morgan Capital, L.P.

3)
J.P. Morgan Capital Management Company, L.P. is the general partner of J.P. Morgan Capital, L.P. and as such may be deemed to be the beneficial owner of all shares of Class A common stock held directly by J.P. Morgan Capital, L.P. J.P. Morgan Capital Management Company, L.L.C. is the general partner of J.P. Morgan Capital Management Company, L.P. and as such may be deemed to be the beneficial owner of all shares of Class A common stock held directly by J.P. Morgan Capital, L.P. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within J.P. Morgan Capital, L.P. The Reporting Person disclaims beneficial ownership in the securities to the extent it exceeds its pecuniary interest therein.

4)	The amounts shown represent the beneficial ownership of the Issuer’s securities by CBCI, L.P.

5)
J.P. Morgan Partners (23A SBIC Manager), Inc. is the general partner of CBCI, L.P. and as such may be deemed to be the beneficial owner of all shares of Class A common stock held directly by CBCI, L.P. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within CBCI, L.P. The Reporting Person disclaims beneficial ownership in the securities to the extent it exceeds its pecuniary interest therein.

6)	The amounts shown represent the beneficial ownership of the Issuer’s securities by Sixty Wall Street Fund, L.P.